Exhibit 99.1

Medidata Reports Full-Year and Fourth Quarter 2015 Results

  Record full-year revenue of $392.5 million, a 17% year-over-year increase
  Record full-year subscription revenue of $336.2 million, a 20% year-over-year increase
  Record full-year new client wins of 201, a 52% year-over-year increase
  Record full-year cash flow from operations of $87.0 million, a 41% year-over-year increase
  Provides 2016 revenue guidance of between $450 and $474 million

NEW YORK--(BUSINESS WIRE)--February 10, 2016--Medidata (NASDAQ:MDSO), the leading global provider of cloud-based solutions for clinical research in life sciences, today announced its financial results for the fourth quarter and full year 2015 and provided detailed financial guidance for the full year 2016.

“With strong sales growth, the two platform deals we signed in the fourth quarter, the addition of over 200 new clients throughout the year and record multi-year backlog growth, we are well positioned for a strong 2016 and beyond,” said Tarek Sherif, Medidata’s chairman and chief executive officer. “Our business momentum exiting 2015 has positive implications for our strategic position, our long-term growth and for value creation. Investments in our platform capabilities, scale and people are paying off, as more customers select the Medidata Clinical Cloud® as the strategic technology solution to help them accelerate innovation in drug development.”

Fourth Quarter 2015 Results

  Total revenue for the fourth quarter of 2015 was $98.9 million, an increase of $9.7 million, or 11%, compared with $89.2 million in the fourth quarter of 2014. Subscription revenue was $84.6 million, an increase of 12% compared with the same period last year. Growth in the fourth quarter was impacted by the previously disclosed customer-driven contract modification resulting in a revenue pull forward in the third quarter of 2015.
  GAAP operating income1 for the quarter was $9.7 million, up 7% compared with $9.1 million in the fourth quarter of 2014. Non-GAAP operating income2 for the fourth quarter of 2015 increased to $23.6 million, up 7% compared with $22.1 million a year ago.
  GAAP net income1 for the fourth quarter of 2015 was $6.8 million, or $0.12 per diluted share, up 25% compared with $5.5 million, or $0.10 per diluted share, in the fourth quarter of 2014. Adjusted non-GAAP net income2 for the fourth quarter of 2015 was $15.5 million, or $0.27 per diluted share, up 13% compared with $13.7 million, or $0.25 per diluted share, in the fourth quarter of 2014. See the non-GAAP reconciliation included in this release for full details of the non-GAAP adjustments.
  Cash flow from operations1 was $30.5 million in the fourth quarter of 2015, an increase of $9.2 million, or 43%, compared with $21.3 million a year ago.

Full-Year 2015 Results

  Total revenue for the full year 2015 was $392.5 million, an increase of $57.4 million, or 17%, compared with $335.1 million in 2014. Subscription revenue was $336.2 million, an increase of 20% over 2014. At constant currency, total revenue growth was 18% and subscription revenue growth was 21% for the full year.
  GAAP operating income1 for the full year 2015 was $29.2 million, up 46% compared with $20.1 million in 2014. Non-GAAP operating income2 for the full year increased to $89.0 million, up 20% compared with $74.2 million in 2014.
  GAAP net income1 for the full year 2015 was $13.2 million, or $0.23 per diluted share, up 116% compared with $6.1 million, or $0.11 per diluted share, in 2014. Adjusted non-GAAP net income2 for the full year 2015 was $50.8 million, or $0.90 per diluted share, up 27% compared with $40.2 million, or $0.73 per diluted share, in 2014. See the non-GAAP reconciliation included in this release for full details of the non-GAAP adjustments.
  Total cash, cash equivalents and marketable securities were $478.7 million at the end of 2015, an increase of $22.1 million, or 5%, compared with $456.6 million at the end of 2014.
  Cash flow from operations1 was $87.0 million for the full year 2015, an increase of $25.4 million, or 41%, compared with $61.6 million in 2014.

Additional Highlights

  Medidata closed a record two enterprise platform deals in the fourth quarter: Celgene and Boehringer Ingelheim. This major milestone reflects the company’s growing traction and success in the marketplace, laying the foundation for long-term future growth.
  Medidata added a record 201 new clients in 2015, an increase of 52% over 2014, including 59 new clients in the fourth quarter. Medidata’s client base grew to 611 by the end of the year, up 26% from the end of 2014.
  67% of clients had committed to multiple products at the end of 2015, up from 58% at the end of 2014. Medidata Balance®, Risk-Based Monitoring, Coder and Patient Cloud solutions each grew more than 50% year over year, reflecting positive returns on Medidata’s R&D investments through increased market penetration.
  Medidata added innovative functionality and new modules to the Medidata Clinical Cloud, including analytics and benchmarking tools; open interfaces for sensors and third-party apps; automation tools for site payments; and RaveX, the newest version of Medidata Rave®.
  Medidata's Contract Research Organization (CRO) program continued to expand in 2015 with 18 new partners joining. Medidata’s CRO partners now total over 90.
  Billings were $423 million for the full year 2015, up 19% year over year.
  Adjusted subscription backlog3 grew to a record $334 million as of December 31, 2015, up 19% compared with $280 million, or 13% growth, a year ago.
  Medidata's overall revenue retention rate for the full year was 99%. The retention rate for all Medidata’s large enterprise customers over the past several years was 100%.

“Our solid 2015 performance reflects the strong health in our business, highlighted by 20% organic subscription revenue growth, 41% growth in cash flow from operations, 53% total bookings growth and 20% non-GAAP operating income growth,” said Rouven Bergmann, Medidata’s chief financial officer. "We enter 2016 with accelerating momentum and remain confident in our ability to achieve our long-term objectives on our path towards becoming a billion-dollar-revenue business.”

Financial Outlook

For the full year 2016, the company now expects:

  Revenues between $450.0 and $474.0 million, representing up to 21% year-over-year growth at constant currency.
  Professional services revenues of approximately $60.0 million.
  Non-GAAP operating income between $102.0 and $109.0 million. Based on current estimates, this would equate to GAAP operating income between $38.5 and $45.5 million.
  Adjusted non-GAAP net income, which includes the tax affected adjustments primarily from stock-based compensation, non-cash interest expense associated with convertible senior notes and amortization at a 40% effective tax rate, between $54.5 and $59.0 million. Based on current estimates, this would equate to GAAP net income between $16.5 and $21.0 million.
  While changes in the stock price could change the fully diluted share count, the company is assuming 57.3 million fully diluted shares.

Conference Call

The Company plans to host its investor conference call today at 8:00 a.m. Eastern time. The investor conference call will be available via live webcast on the “Investor” section of Medidata’s web site at http://investor.mdsol.com. To participate by telephone, domestic participants may dial 877-303-2528 and international participants may dial 847-829-0023. Those interested in participating in the conference call should dial in at least 10 minutes prior to the call to register. Participants can also join the call via a simultaneous live audio webcast, which will be made available on the “Investor” section of Medidata’s web site at http://investor.mdsol.com. A replay of the conference call can be accessed until Wednesday, February 24, 2016, by dialing 800-585-8367 domestically or 404-537-3406 internationally, with the passcode 22749885. An archive of the call will also be hosted on the “Investor” section of Medidata’s website, http://investor.mdsol.com, for a limited period of time.

About Medidata

Medidata is the leading global provider of cloud-based solutions for clinical research in life sciences, transforming clinical development through its advanced applications and intelligent data analytics. The Medidata Clinical Cloud® brings new levels of productivity and quality to the clinical testing of promising medical treatments, from study design and planning through execution, management and reporting. We are committed to advancing the competitive and scientific goals of global customers, which include over 90% of the top 25 global pharmaceutical companies; innovative biotech, diagnostic and device firms; leading academic medical centers; and contract research organizations.

Cautionary Statement

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. (“Medidata”), including but not limited to statements about Medidata’s forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, risks associated with possible fluctuations in our financial and operating results; errors, interruptions or delays in our service or our web hosting; the financial impact of any future acquisitions; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; changes in our sales and implementation cycles; competition; our ability to retain and expand our customer base or increase new business from those customers; our ability to hire, retain and motivate our employees and manage our growth; regulatory developments; litigation; and general developments in the economy. For additional disclosure regarding these and other risks faced by the company, see disclosures contained in Medidata’s public filings with the Securities and Exchange Commission, including the “Risk Factors” section of Medidata’s Annual Report on Form 10-K for the year ended December 31, 2014. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information.

(1) For the fourth quarter of 2014, GAAP results and cash flow from operations include a pre-tax charge of $0.9 million associated with a previously disclosed international wire transfer fraud committed against the company and the related investigation costs. For the full year 2014, GAAP results and cash flow from operations include a pre-tax charge of $5.8 million associated with a previously disclosed international wire transfer fraud committed against the company and the related investigation costs.

(2) Non-GAAP Financial Information

Medidata provides non-GAAP operating income, net income and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, stock-based compensation expense, and wire transaction loss. Adjusted non-GAAP net income excludes the impact of tax-affected amortization of intangible assets associated with acquisitions, stock-based compensation expense, wire transaction loss, and non-cash interest expense on convertible senior notes. Management uses these non-GAAP measures to evaluate its financial results, develop budgets, manage expenditures, and as an important factor in determining variable compensation. In addition, investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as share-based compensation, and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Medidata’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. One limitation of non-GAAP operating income is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Medidata compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

(3) Adjusted subscription backlog equals subscription backlog plus outstanding intra-year renewals.

MEDIDATA SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenues	(unaudited)		(unaudited)
Subscription	$84,639	$75,736	$336,195	$280,041
Professional services	14,230	13,476	56,311	55,030
Total revenues	98,869	89,212	392,506	335,071
Cost of revenues (1)(2)
Subscription	11,479	11,856	47,795	45,576
Professional services	10,429	10,296	41,993	39,344
Total cost of revenues	21,908	22,152	89,788	84,920
Gross profit	76,961	67,060	302,718	250,151
Operating costs and expenses:
Research and development (1)	23,697	18,980	92,319	71,757
Sales and marketing (1)(2)	27,230	21,274	103,153	83,435
General and administrative (1)	16,359	16,827	78,014	69,111
Wire transaction loss (3)	—	904	—	5,784
Total operating costs and expenses	67,286	57,985	273,486	230,087
Operating income	9,675	9,075	29,232	20,064
Interest and other income (expense):
Interest expense	(4,199)	(3,911)	(16,192)	(15,368)
Interest income	914	534	2,799	1,814
Other income (expense), net	1	(2)	(64)	4
Total interest and other expense, net	(3,284)	(3,379)	(13,457)	(13,550)
Income before income taxes	6,391	5,696	15,775	6,514
Provision for income taxes	(425)	246	2,608	422
Net income	$6,816	$5,450	$13,167	$6,092
Earnings per share:
Basic	$0.13	$0.10	$0.25	$0.12
Diluted	$0.12	$0.10	$0.23	$0.11
Weighted average common shares outstanding:
Basic	54,020	52,895	53,717	52,561
Diluted	56,768	55,347	56,540	55,247

(1) Stock-based compensation expense included in cost of revenues and operating costs and expenses is as follows:
Cost of revenues	$1,235	$1,142	$5,040	$4,313
Research and development	2,003	1,368	7,907	4,085
Sales and marketing	2,001	1,839	9,171	7,450
General and administrative	5,840	5,170	26,869	22,105
Total stock-based compensation	$11,079	$9,519	$48,987	$37,953
(2) Amortization of intangible assets included in costs of revenues and operating costs and expenses is as follows:
Cost of revenues	$79	$171	$517	$499
Sales and marketing	30	39	119	129
Total amortization of intangible assets	$109	$210	$636	$628
(3) Operating costs and expenses for the three and twelve months ended December 31, 2014 include pre-tax charges of $0.9 million and $5.8 million, respectively, associated with a previously announced international wire transfer fraud committed against the company and the related investigation costs. For additional details, refer to our Current Report on Form 8-K filed September 25, 2014 and Quarterly Report on Form 10-Q filed November 7, 2014.

MEDIDATA SOLUTIONS, INC.
Reconciliation of GAAP Operating Income and GAAP Net Income to Non-GAAP Operating Income and Adjusted Non-GAAP Net Income (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Operating income:
GAAP operating income	$9,675	$9,075	$29,232	$20,064
GAAP operating margins	9.8%	10.2%	7.4%	6.0%
Stock-based compensation	11,079	9,519	48,987	37,953
Depreciation and amortization	2,881	2,651	10,822	10,435
Wire transaction loss (1)	—	904	—	5,784
Non-GAAP operating income	$23,635	$22,149	$89,041	$74,236
Non-GAAP operating margins	23.9%	24.8%	22.7%	22.2%
Net income:
GAAP net income	$6,816	$5,450	$13,167	$6,092
Stock-based compensation	11,079	9,519	48,987	37,953
Amortization	109	210	636	628
Wire transaction loss (1)	—	904	—	5,784
Non-cash interest expense on convertible senior notes (2)	3,363	3,185	13,180	12,458
Tax impact on add-back items (3)	(5,820)	(5,527)	(25,121)	(22,729)
Adjusted non-GAAP net income	$15,547	$13,741	$50,849	$40,186
GAAP basic earnings per share	$0.13	$0.10	$0.25	$0.12
GAAP diluted earnings per share	$0.12	$0.10	$0.23	$0.11
Adjusted non-GAAP basic earnings per share	$0.29	$0.26	$0.95	$0.76
Adjusted non-GAAP diluted earnings per share	$0.27	$0.25	$0.90	$0.73

(1) Amount represents pre-tax charges associated with a previously announced international wire transfer fraud committed against the company and the related investigation costs. We exclude these amounts for the purposes of calculating non-GAAP operating income and adjusted non-GAAP net income. We believe that excluding this loss from our non-GAAP measures is useful to investors because it is not indicative of our continuing operations or meaningful when comparing current results to past results.
(2) Amount represents non-cash interest expense, including amortization of debt discount and issuance costs, on our 1.00% convertible senior notes issued during the third quarter of 2013. We exclude this incremental non-cash interest expense for purposes of calculating adjusted non-GAAP net income. We believe that excluding these expenses from our non-GAAP measures is useful to investors because such incremental non-cash interest expense does not generate a cash outflow for the company and the debt issuance costs do not represent a cash outflow for the company except in the period the notes were issued; therefore both are not indicative of our continuing operations.
(3) Tax impact calculated using a 40% tax rate.

The table above presents a reconciliation of GAAP to non-GAAP operating income, net income, and net income per share applicable to common stockholders for the three- and twelve-month periods ended December 31, 2015 and 2014. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, stock-based compensation expense, and wire transaction loss. Adjusted non-GAAP net income excludes the tax affected impact of amortization of intangible assets associated with acquisitions, stock-based compensation expense, wire transaction loss, and non-cash interest expense on convertible senior notes.

MEDIDATA SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share data)
	December 31, 2015	December 31, 2014
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$49,562	$39,517
Marketable securities	220,126	233,284
Accounts receivable, net of allowance for doubtful accounts of $1,992 and $1,517, respectively	90,590	68,475
Prepaid commission expense	1,670	2,819
Prepaid expenses and other current assets	21,165	13,661
Deferred income taxes	88	96
Total current assets	383,201	357,852
Restricted cash	5,755	5,118
Furniture, fixtures and equipment, net	51,043	38,579
Marketable securities, long-term	209,041	183,842
Goodwill	18,797	19,025
Intangible assets, net	1,172	1,816
Deferred income taxes, long-term	12,128	8,066
Other assets	6,344	7,919
Total assets	$687,481	$622,217
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,283	$3,738
Accrued payroll and other compensation	23,744	15,574
Accrued expenses and other	15,469	12,638
Deferred revenue	75,582	62,890
Total current liabilities	121,078	94,840
Noncurrent liabilities:
1.00% convertible senior notes, net	252,788	240,886
Deferred revenue, less current portion	2,993	1,374
Deferred tax liabilities	414	238
Other long-term liabilities	26,052	20,180
Total noncurrent liabilities	282,247	262,678
Total liabilities	403,325	357,518
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 5,000 shares authorized, none issued and outstanding	—	—
Common stock, par value $0.01 per share; 200,000 shares authorized; 59,455 and 56,301 shares issued; 56,311 and 54,413 shares outstanding, respectively	594	563
Additional paid-in capital	364,973	301,465
Treasury stock, 3,144 and 1,888 shares, respectively	(100,806)	(45,049)
Accumulated other comprehensive loss	(3,404)	(1,912)
Retained earnings	22,799	9,632
Total stockholders' equity	284,156	264,699
Total liabilities and stockholders' equity	$687,481	$622,217

MEDIDATA SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
	Year Ended December 31,
	2015	2014
Cash flows from operating activities:	(unaudited)
Net income	$13,167	$6,092
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,822	10,435
Stock-based compensation	48,987	37,953
Amortization of discounts or premiums on marketable securities	4,754	5,611
Deferred income taxes	(3,209)	(10,865)
Amortization of debt issuance costs	1,278	1,277
Amortization of debt discount	11,902	11,181
Excess tax benefit associated with equity awards	(1,622)	(5,829)
Provision for doubtful accounts	597	648
Loss on fixed asset disposal	—	3
Changes in operating assets and liabilities:
Accounts receivable	(34,513)	(30,549)
Prepaid commission expense	439	1,344
Prepaid expenses and other current assets	(9,058)	(611)
Other assets	2,715	2,910
Accounts payable	(502)	1,310
Accrued payroll and other compensation	6,014	(2,510)
Accrued expenses and other	712	6,103
Deferred revenue	28,617	19,419
Other long-term liabilities	5,872	7,694
Net cash provided by operating activities	86,972	61,616
Cash flows from investing activities:
Purchase of furniture, fixtures and equipment	(19,017)	(15,815)
Purchase of available-for-sale marketable securities	(264,113)	(241,204)
Proceeds from sale of available-for-sale marketable securities	246,423	231,816
Acquisition of business, net of cash acquired	—	(5,467)
Net (increase) decrease in restricted cash	(791)	226
Net cash used in investing activities	(37,498)	(30,444)
Cash flows from financing activities:
Proceeds from exercise of stock options	6,686	4,328
Proceeds from employee stock purchase plan	6,009	5,416
Excess tax benefit associated with equity awards	1,622	5,829
Payment of acquisition-related earn-out	—	(704)
Repayment of obligations under capital leases	(46)	(54)
Acquisition of treasury stock	(53,582)	(28,593)
Repayment of notes payable	(62)	(85)
Net cash used in financing activities	(39,373)	(13,863)
Effect of exchange rate changes on cash and cash equivalents	(56)	(120)
Net increase in cash and cash equivalents	10,045	17,189
Cash and cash equivalents - Beginning of period	39,517	22,328
Cash and cash equivalents - End of period	$49,562	$39,517

CONTACT:
Medidata Solutions
Investor:
Hulus Alpay, 212.419.1025
halpay@mdsol.com
or
Media:
Nicole Pariser, 212.659.1069
npariser@mdsol.com